               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer SMA International Bond Fund

     We consent to the use in this  Registration  Statement of  Oppenheimer  SMA
International Bond Fund, of our report dated November 16, 2007,  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
December 18, 2007